Exhibit 10.1

April 15, 2014

BY EMAIL

Sonora Resources Corp.
PO Box 12616
Seattle WA 98111

RE:	Amendment to the Mining Option Agreement (the “Option Agreement”) dated April 15, 2011 among Sonora Resources Corp., First Majestic Silver Corp. and Minera El Pilon S.A. de C.V.

WHEREAS First Majestic Silver Corp. (“First Majestic”), Minera El Pilon S.A. de C.V. (the “Subsidiary” and, together with First Majestic, the “Owner”) and Sonora Resources Corp. (the “Optionee”) entered into the Option Agreement whereby, among other things, the Owner granted an exclusive option to the Optionee to acquire up to an undivided 90% interest in and the Property.

WHEREAS the parties hereto seek to amend the Option Agreement (the “Amendment”) to extend the dates of the Option Periods and, in consideration for the granting of such extensions, the Optionee has agreed to issue to First Majestic an aggregate of 3,000,000 common shares in its capital (the “Additional Shares”) within five Business Days of the date of execution of this Amendment.

WHEREAS all capitalized words not otherwise defined herein shall have the meaning attributed to them in the Option Agreement.

For good and valuable consideration, and other terms and conditions set out herein, the receipt and sufficiency of which is hereby expressly acknowledged by the Owner and the Optionee, the parties hereto agree as follows:

1.	Section 4.1 of the Option Agreement is deleted in its entirety and replaced with the following:

“4.1
The Owner hereby grants to the Optionee the sole and exclusive option (the “First Option”) to acquire an undivided 50% interest in and to the Property by incurring an aggregate of $3,000,000 in Expenditures (the “First Expenditure Requirements”) no later than the fifth anniversary of this Agreement (the “First Option Period”) on the Property.”

2.	Section 5.1 of the Option Agreement is deleted in its entirety and replaced with the following:

“5.1
Upon the exercise of the First Option, the Optionee will have the sole and exclusive option (the “Second Option”) to acquire an additional undivided 20% interest in and to the Property by incurring an additional $2,000,000 in Expenditures (for an aggregate of $5,000,000) (the “Second Expenditure Requirements”) no later than the seventh anniversary of this Agreement (the “Second Option Period”) on the Property.  The Optionee must provide notice to the Owner within 120 days of the exercise of the First Option that it intends to proceed with the Second Option (the “Second Option Notice”).

3.	Section 6.1 of the Option Agreement is deleted in its entirety and replaced with the following:

“6.1
Upon the exercise of the Second Option, the Optionee will have the sole and exclusive option (the “Third Option”) to acquire an additional undivided 20% interest in and to the Property by completing a Feasibility Study on the Property no later than the ninth anniversary of this Agreement (the “Third Option Period”) on the Property.  The Optionee must provide notice to the Owner within 120 days of the exercise of the First Option that it intends to proceed with the Third Option (the “Third Option Notice”).

4.
The parties hereto acknowledge and agree that the Option Agreement, as amended by this Amendment, shall otherwise continue in full force and effect and the rights and obligations of each party thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.  In the event of any inconsistency between the Amendment and the Option Agreement, the terms of this Amendment shall prevail to the extent of such inconsistency.

5.
In consideration of the Owner agreeing to the extension to the First Option Period, the Optionee shall issue and deliver the Additional Shares to First Majestic within five Business Days of the execution of this Amendment.

Yours truly,

FIRST MAJESTIC SILVER CORP. By: /s/ Connie Lillico Name: Connie Lillico Title: Corporate Secretary	MINERA EL PILON S.A. DE C.V. By: /s/ Keith Neumeyer Name: Keith Neumeyer Title: Director

AGREED AND ACCEPTED this 15th day of April, 2014.

SONORA RESOURCES CORP. By: /s/ Juan Miguel Ríos Gutiérrez Name: Juan Miguel Ríos Gutiérrez Title: Chief Executive Officer